Exhibit 10.1
LABORATORY SERVICES AGREEMENT
Dated as of April 1, 2006
By and Between
MERCK & CO., INC.
And
CELL & MOLECULAR TECHNOLOGIES, INC.

Table of Contents

1.0 DEFINITIONS	1
2.0 SCOPE OF SERVICES	5
3.0 FEE FOR SERVICES	5
4.0 PAYMENTS	5
5.0 SUPPLIER’S REPRESENTATIONS, DUTIES, WARRANTIES, AND COVENANTS	6
6.0 COMPLIANCE WITH LAW	6
7.0 INDEMNIFICATION	7
8.0 CONSEQUENTIAL DAMAGES	8
9.0 AGREEMENT TERM	8
10.0 TERMINATION	8
11.0 INSURANCE	9
12.0 NON-EXCLUSIVITY/NON-COMPETE	10
13.0 AUDIT RIGHTS	11
14.0 ETHICS/CONFLICT OF INTEREST	11
15.0 INDEPENDENT CONTRACTOR	11
16.0 SCREENING FOR CONTROLLED SUBSTANCES	12
17.0 NO SMOKING POLICY	12
18.0 STANDARDS OF PERSONNEL	12
19.0 REPRESENTATIVES OF THE PARTIES	12
20.0 NOTICES	12
21.0 FORCE MAJEURE	14
22.0 GOVERNING LAW	14
23.0 ARBITRATION	14
24.0 PUBLICITY	15
25.0 ASSIGNMENT/SUBCONTRACTING	15
26.0 ENTIRE AGREEMENT/AMENDMENTS	15
27.0 SUCCESSORS AND ASSIGNS	16
28.0 SURVIVAL OF CERTAIN PROVISIONS	16
29.0 SEVERABILITY	16
30.0 HEADINGS	16
31.0 NON-WAIVER	16
32.0 FURTHER ASSURANCES	16
33.0 COUNTERPARTS	16
34.0 CUMULATIVE REMEDIES	17
35.0 ENGLISH LANGUAGE	17
36.0 REVIEW BY LEGAL COUNSEL	17
37.0 INTELLECTUAL PROPERTY	17
38.0 CONFIDENTIALITY	17
39.0 AGREEMENT OF CONFIDENTIALITY	19

LABORATORY SERVICES AGREEMENT
This Laboratory Services AGREEMENT (this “AGREEMENT”), dated as of April 1, 2006, (the “EFFECTIVE DATE”) by and between Merck & Co., Inc., a New Jersey corporation (“MERCK”), with offices at One Merck Drive, Whitehouse Station, NJ 08889-0100 and Cell & Molecular Technologies, Inc. (“SUPPLIER”), with offices at 445 Marshall Street, Phillipsburg, New Jersey 08865.
WHEREAS, MERCK wishes SUPPLIER to provide the SERVICES (as hereinafter defined) in accordance with the terms and conditions set forth in this AGREEMENT; and
WHEREAS, SUPPLIER is willing to provide the SERVICES in accordance with the terms and conditions set forth in this AGREEMENT;
NOW, THEREFORE in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:
1.0 DEFINITIONS
1.1 Affiliate
The term AFFILIATE, with respect to parties hereto, shall mean (1) any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly; or (2) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of such party; or (3) any corporation or business entity directly or indirectly controlling or under control of a corporation or business entity as described in (1) or (2). MERCK AFFILIATES may participate in this AGREEMENT upon notification to SUPPLIER of their agreement to be bound by the terms and conditions hereof; provided, that any majority owned subsidiary of MERCK may participate in this AGREEMENT without such notification.
1.2 Order
An ORDER shall mean a purchase order, assignment order, or TASK ORDER issued by MERCK (or an AFFILIATE of MERCK) or purchase contract entered into between SUPPLIER and MERCK (or an AFFILIATE of MERCK) under this AGREEMENT.
1.3 SERVICES
SERVICES shall have the meaning as set forth in ARTICLE 2.0.
1.4 AGREEMENT OF CONFIDENTIALITY
The term AGREEMENT OF CONFIDENTIALITY shall mean that certain agreement of confidentiality dated April 1, 2006 by and between the parties.
1.5 BILLING RATE
The term BILLING RATE shall mean the hourly rate that SUPPLIER shall invoice MERCK, and MERCK shall pay, for full-time employees of SUPPLIER, each month in connection with the SERVICES.

1.5.1	BHWR: The term BHWR for hourly (nonsalaried) employees of SUPPLIER shall mean the actual hourly wage rate paid by SUPPLIER to the subject individual performing the SERVICES. The BHWR for salaried employees of SUPPLIER shall mean the base hourly wage rate payable for each man-hour expended by the subject individual in performing the SERVICES.

1.5.2	DPE/DPEM/Actual DPEM: The term DPE shall mean the direct personnel expense representing SUPPLIER]s portion of the cost of mandatory and customary contributions and benefits related to the salaries of SUPPLIER’s employees directly engaged in the performance of the SERVICES. DPE shall include employment taxes (such as FICA/Medicare Tax, Federal/Unemployment Tax (FUTA), and State Unemployment Tax (SUTA), and other statutory employee benefits including worker’s compensation insurance (net of premium discounts, dividends or rebates), group insurance (including health, dental, life and AD&D insurance net of employee contributions), sick pay, holidays, vacation actually earned and accrued, excused absences, employer contributions to employee savings plan, and pension and profit sharing costs (nondiscretionary, requiring equal distribution of benefits). DPE specifically excludes all charges for severance pay, tuition reimbursement, employee training, employee morale programs, employee bonuses, EXECUTIVE bonuses, and general liability, auto liability and professional liability insurance.

The term DPEM shall mean the multiplier by which MERCK pays SUPPLIER for DPE.

The term ACTUAL DPEM shall mean the actual DPE calculated as a percent of the sum of the actual costs of the components of DPE, as set forth above, divided by total payroll net of sick pay, holidays (or other compensated time off), and actual vacation earned and accrued, for the monthly invoicing period.

1.5.3	Overhead/Overhead Multiplier: The term OVERHEAD shall mean the cost of SUPPLIER personnel not working directly in connection with the SERVICES, EXECUTIVE salaries, all bonuses, association dues and fees, depreciation on all SUPPLIER equipment and assets, payroll processing costs, corporate taxes or fees, business development costs, all home office infrastructure costs, general administrative personnel costs, risk management costs, interest expense, all perquisites such as car allowances, home office expenses (including without limitation rent, utilities, telephones, faxes, postage charges, and reprographics), accounting personnel, legal personnel, recruiting costs (even if for placement on the PROJECT), the cost of all computer hardware and software, and computer processing CAD costs, severance pay, employee morale programs, and all costs customarily included as overhead costs not identified as a component of DPE and not specifically identified on SCHEDULE A.

The term OVERHEAD MULTIPLIER shall mean the multiplier by which MERCK pays SUPPLIER for OVERHEAD.

1.5.4	Profit/Profit Multiplier: The term PROFIT shall mean SUPPLIER’s gain for the performance of the SERVICES and excludes all of the costs reimbursable as DPE and OVERHEAD, and items reimbursed under SCHEDULE A. The term PROFIT MULTIPLIER shall mean the multiplier by which MERCK pays SUPPLIER for PROFIT.

1.5.5	Quality and Schedule Incentive Multiplier: The term QUALITY MULTIPLIER shall mean the multiplier by which MERCK pays SUPPLIER for the quality of the SERVICES delivered measured by the agreed metrics in SCHEDULE B.

1.5.6	Performance in Assay Incentive Multiplier:. The term PERFORMANCE MULTIPLIER shall mean the multiplier by which MERCK pays SUPPLIER for the performance of the SERVICES in the assay measured by the agreed metrics in SCHEDULE B.

1.5.7	Overtime/Overtime Billing Rate/OTWR: The term OVERTIME shall mean those hours worked by an employee of SUPPLIER in excess of forty (40) hours per week, pursuant to this AGREEMENT. The term OTWR shall mean the actual OVERTIME hourly wage rate paid by SUPPLIER to the subject individual performing the SERVICES. The term OVERTIME BILLING RATE shall mean the hourly rate that SUPPLIER shall invoice MERCK, and MERCK shall pay, for full time employees of SUPPLIER, each month in connection with that portion of SERVICES performed during OVERTIME hours.
2.0 SCOPE OF SERVICES
SUPPLIER hereby agrees to provide to MERCK certain laboratory services on a monthly basis (the “SERVICES”), SCHEDULE C.
3.0 FEE FOR SERVICES
3.1 The price for all SERVICES performed by SUPPLIER for MERCK hereunder shall be determined as set forth in SCHEDULE A (the “FEE”). MERCK will reimburse SUPPLIER for reasonable and necessary out of pocket expenses (e.g. postage, telecommunications, and incidental travel previously approved by MERCK in writing) actually incurred by SUPPLIER in carrying out its activities under this AGREEMENT, upon presentation of the appropriate receipts, in accordance with MERCK’S internal policy regarding expenses; provided, however, that MERCK shall not be obligated to reimburse SUPPLIER for any expenses not described on SCHEDULE A.
3.2 To the extent that SERVICES to be provided hereunder are subject to any sales, use, rental, personal property, value added or any other taxes, payment of said taxes is SUPPLIER’S responsibility and said taxes shall be included in the cost of the SERVICES set forth in this AGREEMENT. SUPPLIER shall be liable for any and all taxes on any and all income it receives from MERCK under this AGREEMENT.
4.0 PAYMENTS
4.1 SUPPLIER shall submit monthly invoices in the month following that in which the SERVICES were rendered. MERCK shall pay to SUPPLIER the FEE for SERVICE within forty-five (45) calendar days after the date of receipt by MERCK of SUPPLIER’S invoice.
Unless otherwise specified by MERCK, all invoices shall be submitted to the following address:

     Merck & Co., Inc.
     Invoice Processing Unit
     P.O. Box 3500
Rahway, New Jersey 07065-0903
4.2 SUPPLIER shall identify each invoice with this AGREEMENT referenced.
4.3 MERCK reserves the right to initiate adjustment invoices for erroneously invoiced items and to use such adjustment invoices as credits against subsequent invoices. However, failure of MERCK to do so shall not prejudice any of MERCK’s rights hereunder.
4.4 MERCK reserves the right to withhold that portion of the monthly payment due SUPPLIER for SUPPLIER’s failure to carry out the SERVICES in accordance with this AGREEMENT.
4.5 MERCK’s payment of any invoice shall not preclude MERCK from exercising its audit rights under the terms of ARTICLE 13.0 of this AGREEMENT, and shall not be deemed a release of any potential claims against SUPPLIER and shall not limit MERCK from pursuing any other remedy available to MERCK under this AGREEMENT and applicable laws.
5.0 SUPPLIER’S REPRESENTATIONS, DUTIES, WARRANTIES, AND COVENANTS
5.1 SUPPLIER represents and warrants to MERCK that it is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and that it is authorized to do business in the State of New Jersey and where the SERVICES are provided.
5.2 SUPPLIER represents and warrants and covenants to MERCK that it is financially solvent and experienced in and competent to perform the SERVICES contemplated by this AGREEMENT, and that it is qualified to do the SERVICES herein; that SUPPLIER holds all licenses, permits, and other special licenses, as required by law, to perform all aspects of the SERVICES included in this AGREEMENT. Such representations shall be deemed to be continuing.
5.3 SUPPLIER agrees to perform the SERVICES in a professional manner, with care, skill and diligence in accordance with applicable standards currently recognized by SUPPLIER’S profession. SUPPLIER further agrees to be responsible for the professional quality, training, and supervision of all SUPPLIER’S personnel providing SERVICES under this AGREEMENT.
5.4 SUPPLIER shall be solely responsible to MERCK for and have control over all means, methods, techniques, sequences and safety procedures and for coordinating all portions of the SERVICES under this AGREEMENT.
5.5 SUPPLIER shall specifically be responsible for performing the SERVICES as set forth in this AGREEMENT, SCHEDULE C.
6.0 COMPLIANCE WITH LAW
6.1 Each party shall comply with and give all notices required by laws, ordinances, rules, regulations and lawful orders of any public authority (including without limitation child labor laws)

bearing on the performance of this AGREEMENT. Each party shall take all appropriate action necessary to ensure compliance by itself and by its subcontractors with such laws, ordinances, rules, applicable regulations, and each party’s safety requirements and other policies and procedures bearing on the performance of this AGREEMENT.
6.2 Each party at all times shall observe and comply with all applicable Federal and state and local laws, ordinances and regulations in any manner affecting the conduct of the SERVICES and all such orders or decrees as exist at present and those which may be enacted later by bodies or tribunals having jurisdiction or authority over the performance of this AGREEMENT and each party shall protect, indemnify and save the other party, its AFFILIATES and their respective officers, directors, employees, and agents harmless against any and all claims, losses, demands, causes of action, and any and all related costs and expenses of every kind, including reasonable attorneys’ fees, costs, and expenses, suffered by the other party hereto and/or its employees against any claim or liability arising from or based on the violation or alleged violation of any such law, ordinance, regulation, order or decree, or any other requirements set forth in this SECTION, whether by itself or its employees, agents, representatives, subcontractors, and consultants.
6.3 SUPPLIER warrants that all individuals who are provided by SUPPLIER to perform SERVICES under this AGREEMENT are employed by SUPPLIER, unless otherwise authorized in writing by MERCK on an individual-by-individual basis. SUPPLIER shall pay all of its employee salaries and expenses of its employees and all Federal, state and local payroll taxes, FICA contribution, FUI, SUI and any similar taxes relating to such employees of SUPPLIER. SUPPLIER shall protect, indemnify and save MERCK, its AFFILIATES and their respective officers, directors, employees, and agents harmless against any and all claims, losses, demands, causes of action, and any and all related costs and expenses of every kind, including reasonable attorneys’ fees, costs, and expenses, suffered by the parties hereto and/or their employees against any claim or liability arising from or based on the failure of SUPPLIER to pay any of said expenses, salaries or taxes or to comply with such laws relating to employment.
7.0 INDEMNIFICATION
7.1 Subject to the terms and conditions of this AGREEMENT, SUPPLIER shall protect, defend, indemnify and save MERCK, its AFFILIATES and their respective officers, directors, principals, employees, and agents harmless against any and all claims, losses, demands, causes of action, costs and expenses including, but not limited to reasonable attorneys’ fees and costs, occurring, growing out of, incident to, or resulting directly from SUPPLIER’s performance of this AGREEMENT or its omission hereunder to the extent such liability is not due to MERCK’S negligence or intentional misconduct.
7.2 SUPPLIER warrants that the provided SERVICES do not infringe, misappropriate or otherwise violate any intellectual property rights and agrees to protect, defend, indemnify and save harmless MERCK, its AFFILIATES and their respective officers, directors, employees and agents against any and all claims, losses, liabilities, demands, causes of action, and any and all related costs and expenses of every kind including, but not limited to reasonable attorneys’ fees, costs, and expenses, incurred by them in connection with any assertion for such infringement, misappropriation or breach.
7.3 Notwithstanding SUPPLIERS warranty in Section 7.2, MERCK warrants that the cell lines, reagents, and MERCK specified protocols do not infringe, misappropriate or otherwise violate any intellectual property rights and agrees to protect, defend, indemnify and save harmless SUPPLIER, its AFFILIATES and their respective officers, directors, employees and agents against any and all claims, losses, liabilities, demands, causes of action, and any and all related costs and expenses of every kind including, but not limited to reasonable attorneys’ fees, costs, and expenses, incurred by them in connection with any assertion for such infringement, misappropriation or breach.
7.4 MERCK shall give the SUPPLIER (i) prompt written notice of any claims made for which MERCK knows or reasonably should know the SUPPLIER may be liable under the foregoing indemnification and (ii) the opportunity, if a third party claim, to defend, negotiate, and settle such claims, in its sole discretion and with counsel of its own choosing. MERCK shall provide the SUPPLIER with all information in its possession and all assistance necessary to enable the SUPPLIER to carry on the defense of such suit. The failure to give such notice shall not relieve the SUPPLIER of its indemnity obligation hereunder except to the extent that such failure substantially prejudices the SUPPLIER’s rights hereunder.
7.5 Neither party shall be responsible to or bound by any settlement made without its prior written consent, which will not be unreasonably withheld.
8.0 CONSEQUENTIAL DAMAGES
8.1 In no event shall either party including its AFFILIATES be liable to the other party for any incidental, indirect, special or consequential losses or damages of the other party, whether based upon contract, negligence, or other theory of law.
9.0 AGREEMENT TERM
9.1 This AGREEMENT shall commence on the EFFECTIVE DATE and shall continue in full force and effect, unless otherwise terminated in accordance with the terms and conditions herein, through and including March 31, 2007.
10.0 TERMINATION
10.1 If either party shall default in the performance of its obligations under this AGREEMENT, the non-defaulting party may give written notice to the other party, specifying the nature of the default and, if such default is not remedied within thirty (30) calendar days of such notice, then the non-defaulting party shall have the right, in its sole discretion either to immediately terminate this AGREEMENT or any or all ORDER(s) or suspend the performance of the same until such default is remedied. Termination under this SECTION shall relieve and release the terminating party from any further liabilities and obligations hereunder except any liabilities or obligations that accrued prior to the effective date of such termination.
10.2 MERCK may terminate this AGREEMENT or any or all ORDER(s) effective immediately, upon written notice to SUPPLIER if SUPPLIER shall become the subject of any receivership proceeding, voluntary or involuntary, bankruptcy, insolvency, reorganization, liquidation, or assignment for the benefit of creditors. Termination under this SECTION shall relieve and release MERCK from any further liabilities and obligations arising under this AGREEMENT or ORDER(s), as the case may be, except any liabilities or obligations that accrued prior to the effective date of such termination and any non-cancelable liabilities or obligations that accrue after termination.

11.0 INSURANCE
11.1 Unless otherwise specified in this AGREEMENT, SUPPLIER shall, at its sole expense, maintain in effect at all times during the term of this AGREEMENT insurance coverage with limits as follows:

Worker’s Compensation	Limits
State or Federal Statutory	*

*	Worker’s Compensation Insurance providing for payment of benefits to and for the account of employees in connection with the SERVICES under this AGREEMENT as required by the statutes of the state where the work is being performed or, if applicable, Federal statutory coverage (e.g. Longshoremen’s)

Employer Liability
Bodily Injury each Accident	$1,000,000
Bodily Injury Disease — Policy Limit	$1,000,000
Bodily Injury Disease — Each Employee	$1,000,000
Commercial General Liability – Occurrence Form

Combined Bodily Injury/Property Damage Per Occurrence	$1,000,000
General Aggregate	$2,000,000
Contractual Liability	$2,000,000

Automobile Liability
Combined Single Limit Bodily Injury/Property Damage Per Occurrence	$1,000,000
Covering Owned, Non-owned or Hired Automobiles

Professional Liability, Per Occurrence	$5,000,000

Excess Liability – Umbrella Form	$10,000,000
Providing additional coverage under Employer Liability, Commercial General Liability, Professional Liability, and Automobile Liability policies described above.
11.2 SUPPLIER shall deliver to MERCK, prior to the execution of this AGREEMENT and prior to commencing work, Certificates of Insurance, as evidence that policies providing such coverage and limits of insurance are in full force and effect and with insurers with AM Best rating of A- or better. These Certificates shall provide that not less than thirty (30) calendar days advance notice will be given in writing to MERCK of any cancellation, termination, or material alteration of said insurance policies. All policies, with the exception of workers’ compensation and professional liability, shall name MERCK as an additional insured and shall waive all rights of subrogation against MERCK.
12.0 NON-EXCLUSIVITY/NON-COMPETE
This AGREEMENT shall not be deemed to be an exclusive contract and MERCK shall be free to utilize other companies in satisfaction of SUPPLIER’S obligations under this AGREEMENT.

SUPPLIER shall be entitled to offer and sell its services to third parties, subject to it’s confidentiality obligations.
13.0 AUDIT RIGHTS
13.1 SUPPLIER shall prepare and maintain current such system of full and detailed accounts as may be necessary for proper financial planning and management under this AGREEMENT, including but not limited to records and books of accounts which substantiate or otherwise prove MERCK’S receipt of, and SUPPLIER’S expenditure, for all costs associated with performance of this AGREEMENT, and said system shall be satisfactory to MERCK.
13.2 SUPPLIER’S records, which shall include, but are not limited to, accounting records, written policies and procedures, subcontractor files (including proposals of successful and unsuccessful bidders and copies of executed agreements subject to the terms and conditions of this AGREEMENT, original estimates, estimating files, correspondence, change order files (including documentation covering negotiated settlements), insurance rebates and dividends, general ledger accounts, bank statements, canceled checks, wire transfer accounts, payroll records, pension records, actuary reports, and any other source documents and supporting evidence necessary to substantiate charges related to this AGREEMENT (all the foregoing hereinafter referred to as “RECORDS”) shall be open to inspection and subject to audit and/or reproduction, upon reasonable notice and during normal working hours, by MERCK’S authorized representative to the extent necessary to adequately permit evaluation and verification of any invoices, payments, or claims submitted by SUPPLIER or any of its payees. Such RECORDS subject to examination shall also include, but are not limited to, those RECORDS necessary to evaluate and verify direct and indirect costs (including Overhead allocations) as they may apply to costs associated with this AGREEMENT. SUPPLIER shall make available all RECORDS as listed herein to enable MERCK to audit all reimbursable items excluding the make-up of any agreed upon fixed rates or unit prices.
13.3 MERCK shall be afforded access to the RECORDS. SUPPLIER shall preserve the RECORDS for a period of one (1) year after the final payment to which such records apply, or for such longer period as may be required by law.
13.4 MERCK’S authorized representative shall have access to SUPPLIER’S facilities, shall have access to all necessary RECORDS and shall be provided adequate and appropriate work space, in order to conduct audits in compliance with this ARTICLE. MERCK’S authorized representative shall give auditees reasonable advance notice of intended audits. MERCK’S authorized representative shall comply with all of the rules and regulations of SUPPLIER related to its facilities. All material reviewed by MERCK’S authorized representative shall be considered the confidential information of SUPPLIER and MERCK and its authorized representatives shall sign appropriate confidentiality agreements prior to receiving access to such records.
13.5 If an audit inspection or examination conducted in accordance with this ARTICLE discloses overpricing or overcharges (of any nature) by SUPPLIER or its Subcontractors, to MERCK, any adjustments and/or payments to MERCK shall be made by SUPPLIER within a reasonable amount of time not to exceed ninety (90) days from presentation of MERCK’S findings to SUPPLIER.

14.0 ETHICS/CONFLICT OF INTEREST
14.1 SUPPLIER hereby agrees that in its performance under this AGREEMENT, it shall adhere to business practices that are in accordance with the letter and spirit of applicable laws and ethical principles as follows:
14.1.1 SUPPLIER agrees that all transactions in connection with this AGREEMENT will be accurately reflected in its books and records, and that no funds or other assets shall be paid directly or indirectly to government officials or persons acting on their behalf for the purpose of influencing government decisions or actions with respect to MERCK’S business.
14.1.2 SUPPLIER further agrees to conduct its activities hereunder and its dealings with MERCK, subcontractors, and third parties so as to avoid loss or embarrassment to MERCK due to any real or apparent conflict of interest, and to require that all subcontractors comply with such policy in connection with this AGREEMENT.
14.2 MERCK shall have the right to terminate this AGREEMENT under SECTION 10.2 upon violation of said business practices on the part of the SUPPLIER, its employees, agents, representatives, subcontractors, consultants, or temporary contractors.
15.0 INDEPENDENT CONTRACTOR
15.1 In the performance of SUPPLIER’S obligations under this AGREEMENT, SUPPLIER shall at all times act as and be deemed an independent contractor. Nothing in this AGREEMENT shall be construed to render SUPPLIER or any of its employees, agents, or officers, an employee, joint venturer, agent, or partner of MERCK. Neither party is authorized to assume or create any obligations or responsibilities, express or implied, on behalf of or in the name of the other party. It is understood that the employees, methods, facilities, and equipment of SUPPLIER shall at all times be under SUPPLIER’S exclusive direction and control.
16.0 NO SMOKING POLICY
16.1 Under no circumstances shall any employee, subcontractor, worker, agent, or representative of SUPPLIER be allowed to smoke anywhere on property owned, leased, or rented by MERCK, including without limitation in vehicles, trailers, or open areas.
17.0 STANDARDS OF PERSONNEL
17.1 As a condition of MERCK entering into this AGREEMENT, the following standards will be required of SUPPLIER. SUPPLIER warrants that all personnel assigned to this account will:
a.	Demonstrate compliance with Federal, state and local laws governing US residency or registry for employment eligibility (e.g. submission of proper documentation confirming US citizenship or legal alien status and/or INS Form I-9).

b.	Not have been convicted of any crime that reflects on the qualifications of the individual to perform the job assignment at MERCK.
17.2 In addition, SUPPLIER will:
a.	Cause all staffing to be in compliance with established Equal Employment Opportunity standards for the affected geographic areas.

b.	Require that all assigned personnel pass a pre-employment professional reference check performed by SUPPLIER.

c.	MERCK reserves the right to reject for any reason whatsoever any personnel assigned to MERCK by SUPPLIER. SUPPLIER shall as soon as possible thereafter provide a replacement satisfactory to MERCK for which approval shall not be unreasonably withheld.

d.	The conduct of all personnel assigned hereunder shall be governed by MERCK’S policies and procedures as shall be in effect from time to time.
18.0 REPRESENTATIVES OF THE PARTIES
18.1 MERCK’S representative is Alison Rush, who may be contacted at 267-305-1137.
18.2 SUPPLIER’s representative is Tom Livelli, who may be contacted at 908-454-7774. SUPPLIER’S representative shall be SUPPLIER’S authorized representative for all purposes under this AGREEMENT.
19.0 NOTICES
19.1 The term “notice” as used throughout this AGREEMENT shall mean written notice, except where specifically provided herein to the contrary. Notice shall be delivered by (i) certified mail, return receipt requested (or the equivalent), (ii) hand delivery with receipt acknowledged, or (iii) overnight courier service that provides a delivery receipt to the following addresses or to such other address or person as a party may specify by notice given in accordance with this SECTION.
If to MERCK:
Merck & Co., Inc.
Two Merck Drive
Whitehouse Station, NJ 08889-0100
Attention: Director of Corporate Services Procurement
With a copy to:
Merck & Co., Inc.
One Merck Drive
Whitehouse Station, NJ 08889-0100
Attention: Office of the Secretary

If to SUPPLIER:
Cell & Molecular Technologies, Inc.
445 Marshall Street
Phillipsburg, New Jersey 08865
Attention: Thomas J. Livelli, President & CEO
Notice given in accordance with this Section shall be deemed delivered (i) when received, or (ii) upon refusal of receipt.
20.0 FORCE MAJEURE
20.1 No party shall be liable for a failure or delay in performing any of its obligations, except for outstanding monetary payments at the time of FORCE MAJEURE, under this AGREEMENT if, but only to the extent that such failure or delay is due to causes beyond the reasonable control of the affected party, including (i) acts of God; (ii) fire, explosion, or unusually severe weather; (iii) war, invasion, riot or other civil unrest; (iv) governmental laws, orders, restrictions, actions, embargoes or blockages; (v) national or regional emergency; and (vi) injunctions, strikes, lockouts, labor trouble or other industrial disturbances; provided that the party affected shall promptly notify the other of the force majeure condition and shall exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible.
21.0 GOVERNING LAW
21.1 This AGREEMENT shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey without reference to principles of conflicts of laws.
22.0 ARBITRATION
22.1 The parties shall attempt to amicably resolve any dispute arising out of or relating to this AGREEMENT. In the event that said negotiations are not successful, the dispute shall be resolved through arbitration before one (1) arbitrator. Such arbitration shall take place in New Jersey and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the laws of the State of New Jersey without regard to the provisions thereof concerning conflict of laws. Within thirty (30) calendar days of either party making a demand for arbitration, MERCK and SUPPLIER shall agree on an arbitrator from the AAA panel of arbitrators. In the event that the parties shall fail to agree on the arbitrator within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. The determination of the arbitrator shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration. All other costs including the arbitrator’s cost, shall also be split equally between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and order of enforcement, as the case may be. Each party understands and agrees that any use or disclosure of information in violation of this AGREEMENT will cause the disclosing party irreparable harm without an adequate legal remedy and shall therefore entitle the disclosing part to injunctive relief from any court having jurisdiction.

23.0 PUBLICITY
23.1 Each Party agrees not to advertise or otherwise make known to others any information regarding this AGREEMENT except as required by applicable laws, rules and regulations added language. Each party further agrees not to use or reference in any advertising, sales promotion, press release or other communication, any of the other party’s name, endorsement, direct or indirect quote, code, drawing, logo, trademark, specification, or picture without the prior written consent of the other party.
24.0 ASSIGNMENT/SUBCONTRACTING
24.1 Neither party may assign, transfer or otherwise dispose of this AGREEMENT or any obligation or right with respect hereto without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that MERCK may assign this AGREEMENT, in whole or in part, to any AFFILIATE of MERCK upon notice to SUPPLIER.
24.2 SUPPLIER may not subcontract its obligations hereunder without the prior written consent of MERCK. In the event that MERCK approves the SUPPLIER’S subcontracting of its obligations hereunder to a third party, SUPPLIER shall ensure that such party execute the Non-Disclosure AGREEMENT in the form set forth in Appendix A before any work may commence by the subcontractor.
25.0 ENTIRE AGREEMENT/AMENDMENTS
25.1 Neither party may, by operation of law or otherwise, assign, transfer, delegate or otherwise dispose of this AGREEMENT or any its obligation, duties or rights with respect hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that MERCK may assign this AGREEMENT, in whole or in part, to any AFFILIAT OF MERCK upon notice to SUPPLIER. Any attempt to make an assignment, transfer or delegation in violation of this provision shall be a material breach under this AGREEMENT and shall be null and void.
25.2 Notwithstanding the forgoing, the AGREEMENT of CONFIDENTIALITY dated as of April 1, 2006, between the parties, shall remain in full force and effect as a separate agreement.
26.0 SUCCESSORS AND ASSIGNS
26.1 The terms and conditions of this AGREEMENT shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
27.0 SURVIVAL OF CERTAIN PROVISIONS
27.1 The terms, provisions, representations, and warranties contained in this AGREEMENT that by their sense and context are intended to survive the performance thereof by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this AGREEMENT.
28.0 SEVERABILITY
28.1 If any provision of this AGREEMENT is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this AGREEMENT shall continue in full force and effect.

The parties shall negotiate in good faith to substitute a valid, legal, and enforceable provision that reflects the intent of such invalid or unenforceable provision.
29.0 HEADINGS
29.1 The headings assigned to the Articles and Sections of this AGREEMENT are for convenience only and shall not limit the scope and applicability of the Articles and Sections.
30.0 NON-WAIVER
30.1 Either party’s failure to enforce any of the terms or conditions herein or to exercise any right or privilege, or either party’s waiver of any breach under this AGREEMENT, shall not be construed to be a waiver of any other terms, conditions, or privileges, whether of a similar or different type.
31.0 FURTHER ASSURANCES
31.1 Each party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to effect the purpose of this AGREEMENT and to carry out its provisions.
32.0 COUNTERPARTS
32.1 This AGREEMENT may be executed in two (2) or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same instrument.
33.0 CUMULATIVE REMEDIES
33.1 No remedy referred to in this AGREEMENT is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this AGREEMENT or otherwise available under law.
34.0 ENGLISH LANGUAGE
34.1 This AGREEMENT, all ORDERS, all SCHEDULES, ATTACHMENTS, and EXHIBITS hereto, and all REPORTS, documents and notices required hereunder, referred to herein or requested by MERCK in connection herewith shall be written in the English language. Except as otherwise required by applicable law, the binding version of all of the foregoing shall be the English version.
35.0 REVIEW BY LEGAL COUNSEL
Each of the parties agrees that it has read and had the opportunity to review this AGREEMENT with its legal counsel. Accordingly, the rule of construction that any ambiguity contained in this AGREEMENT shall be construed against the drafting party shall not apply.
36.0 INTELLECTUAL PROPERTY
36.1 SUPPLIER will secure at its own expense all necessary written consents, authorizations, approvals and releases for use of any and all material generated under this AGREEMENT worldwide. Except where material is supplied by MERCK or in the public domain, SUPPLIER will obtain such rights with respect to trademarks, copyrights, patents, personal or contractual rights or other similar rights which may be necessary for the production of the materials by SUPPLIER under this AGREEMENT, and shall present such evidence to MERCK upon request.
36.2 Neither party shall use any intellectual property owned by the other party or its AFFILIATES without the express written consent of the other party.
36.3 For the purposes of this AGREEMENT, “SUPPLIER Intellectual Property” means SUPPLIER’s proprietary information, which consists of methodologies, concepts, know-how, analytical frameworks, and analytical approaches (together “Methodologies”) of SUPPLIER that are re-usable from project to project and client to client. SUPPLIER and Merck agree that Methodologies that are developed by SUPPLIER prior to this AGREEMENT and any improvements thereto made during the course of this AGREEMENT belong to SUPPLIER. MERCK agrees to keep SUPPLIER Intellectual Property as is disclosed to it confidential and not to disclose any SUPPLIER Intellectual Property to third parties.
37.0 CONFIDENTIALITY
SUPPLIER as well as each employee or representative of SUPPLIER and all consultants provided by SUPPLIER in connection with this AGREEMENT, will execute a separate Non-Disclosure AGREEMENT in the form set forth in Appendix A. No payment shall be made under this AGREEMENT for work performed by SUPPLIER employees, representatives or consultants or third parties retained by SUPPLIER that do not sign the Non-Disclosure AGREEMENT.
IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives as of the EFFECTIVE DATE.

Cell & Molecular	Merck & Co., Inc.
Technologies, Inc.

By /s/ Irene Tam

By /s/ Thomas J. Livelli	Name Irene Tam

Name Thomas J. Livelli	Title Associate Director

Title CEO & President

AGREEMENT OF CONFIDENTIALITY
APRIL 1, 2006
This Confidentiality AGREEMENT (this “AGREEMENT”), entered into by and between MERCK & CO., INC., having a place of business at One Merck Drive, Whitehouse Station, New Jersey 08889-0100 (“MERCK”) and CELL & MOLECULAR TECHNOLOGIES, having a place of business at 445 Marshall Street, Phillipsburg, New Jersey 08865, (“SUPPLIER”), confirms the terms under which a party (“DISCLOSER”) will disclose to other party (“RECEPIENT”) certain confidential and proprietary information for the sole purpose of performing cell culture services as described in ATTACHMENT “A”. Each party agrees that any and all information, know-how and data, whether oral, written or graphical, disclosed or provided by DISCLOSER to RECEPIENT including any analysis, product or conclusions drawn or derived therefrom) or which may be derived from or related to any visits by RECEPIENT personnel to the other party’s locations or may be otherwise known to RECIPIENT through its contacts with DISCLOSER (hereinafter individually and collectively referred to as “INFORMATION”) shall be disclosed by DISCLOSER and used by RECIPIENT solely for the purpose described above and shall be provided subject to the following terms and conditions:
1.	RECIPIENT shall keep all INFORMATION in confidence and will not, without DISCLOSER’s prior written consent, disclose said INFORMATION to any person or entity, except those officers, employees, or agents of RECIPIENT who directly require such INFORMATION for fulfillment of the purpose set forth herein. Each such officer, employee, or agent to whom INFORMATION is to be disclosed shall be advised by RECIPIENT of the terms of this AGREEMENT and shall be bound by the confidentiality and non-use obligations herein. RECIPIENT shall take all reasonable precautions to prevent INFORMATION from being disclosed to any unauthorized person or entity.

2.	RECIPIENT shall not use, either directly or indirectly, any INFORMATION disclosed to it hereunder for any purpose other than as set forth herein without DISCLOSER’s prior written consent.

3.	The obligations of confidentiality set forth herein shall not apply to any INFORMATION that is:
(a) lawfully possessed by RECIPIENT prior to receipt, at any time, from DISCLOSER, as evidenced by RECIPIENT’s written records;
(b) published or available to the general public otherwise than through a breach of this AGREEMENT or other obligation of confidentiality by RECIPIENT; or
(c) obtained by RECIPIENT from a third party with a valid right to disclose such INFORMATION, provided that such third party is not under a confidentiality obligation to DISCLOSER.
     Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of RECIPIENT unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of RECIPIENT.

4.	All INFORMATION, without limitation, shall remain the property of DISCLOSER. RECIPIENT shall not acquire any license or other intellectual property interest in any INFORMATION. Further, disclosure of INFORMATION shall not result in any obligation to grant RECIPIENT any right in or to such INFORMATION.
5.	Any and all discoveries and/or inventions by RECIPIENT, whether or not patentable, resulting from RECIPIENT’s use of INFORMATION shall be the sole and exclusive property of DISCLOSER. Within thirty (30) calendar days of any discovery or invention, RECIPIENT shall notify DISCLOSER, in writing, of the event and shall assist DISCLOSER in protecting DISCLOSER proprietary rights to such discovery or invention.
6.	Upon request by DISCLOSER, RECIPIENT shall immediately return to DISCLOSER all INFORMATION, all notes that may have been made regarding INFORMATION, and all copies thereof.
7.	In the event that RECIPIENT is required by judicial or administrative process to disclose any or all of the INFORMATION, RECIPIENT shall promptly notify DISCLOSER and allow DISCLOSER a reasonable time to oppose such process before disclosing any INFORMATION.
8.	No agency or partnership relationship between MERCK and SUPPLIER, whether express or implied, shall be created by this AGREEMENT.
9.	The obligations of confidentiality and non-use created herein shall be binding upon SUPPLIER, its successors and permitted assigns, and shall continue with respect to each item of INFORMATION for the longest period permitted by applicable law.
10.	This AGREEMENT embodies the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces any and all prior understandings and arrangements, oral or written, relating to the INFORMATION.
11.	This AGREEMENT shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey, without reference to any rules of conflict of laws.
12.	The parties shall attempt to amicably resolve any dispute arising out of or relating to this AGREEMENT. In the event that said negotiations are not successful, the dispute shall be resolved through arbitration before one (1) arbitrator. Such arbitration shall take place in New Jersey and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the laws of the State of New Jersey without regard to the provisions thereof concerning conflict of laws. Within thirty (30) calendar days of either party making a demand for arbitration, MERCK and SUPPLIER shall agree on an arbitrator from the AAA panel of arbitrators. In the event that the parties shall fail to agree on the arbitrator within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. The determination of the arbitrator shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration. All other costs including the arbitrator’s cost, shall also be split equally between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and order of enforcement, as the case may be. Each party understands and agrees that any use or disclosure of information in violation of this AGREEMENT will cause the other party irreparable harm without an adequate legal remedy and shall therefore entitle the disclosing party to injunctive relief from any court having jurisdiction.
13.	If any provision of this AGREEMENT is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this AGREEMENT shall continue in full force and effect. The parties shall negotiate in good faith to substitute a valid, legal, and enforceable provision that reflects the intent of such invalid or unenforceable provision.
14.	This AGREEMENT may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the 1ST day April, 2006.

Cell & Molecular	Merck & Co., Inc.
Technologies, Inc.
By /s/ Irene Tam

By /s/ Thomas J. Livelli	Name Irene Tam

Name Thomas J. Livelli	Title Associate Director

Title CEO & President

Appendix “A” - AGREEMENT OF CONFIDENTIALITY for employees of SUPPLIER working under the AGREEMENT with Merck
In connection with your assignment to Merck & Co., Inc. (hereinafter called “MERCK”) to perform services as an employee of SUPPLIER, you have been and will be granted access to Merck confidential and proprietary information, knowledge and data (hereinafter “INFORMATION”). In order to memorialize our AGREEMENT as to the INFORMATION and in consideration of MERCK having granted you such access, it has been agreed as follows:
1. You shall keep all INFORMATION in confidence and will not, without MERCK’s prior written consent, disclose said INFORMATION to any person or entity.
2. You shall not use, either directly or indirectly, any INFORMATION disclosed to you hereunder for any purpose other than as set forth herein without MERCK’s prior written consent.
3. Your obligations of confidentiality set forth herein shall not apply to any INFORMATION that is:
(a)	lawfully possessed by you prior to receipt, at any time, from MERCK, as evidenced by your written records;

(b)	published or available to the general public otherwise than through a breach of this AGREEMENT or other obligation of confidentiality by you; or;

or;

(c)	obtained by you from a third party with a valid right to disclose such INFORMATION, provided that said third party is not under a confidentiality obligation to MERCK or the disclosing party if other than MERCK.
      Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in your rightful possession unless the combination itself and principle of operation are published or available to the general public or in your rightful possession.
4. All INFORMATION, without limitation, shall remain the property of MERCK. You shall not acquire any license or other intellectual property interest in any INFORMATION disclosed to you by MERCK. Further, disclosure of INFORMATION shall not result in any obligation to grant you any right in and to said INFORMATION.
5. Any and all discoveries and/or inventions by you, whether or not patentable, resulting from your use of INFORMATION provided by MERCK shall be the sole and exclusive property of MERCK. Within thirty (30) calendar days of any discovery or invention, you shall notify MERCK, in writing, of the event and shall assist MERCK in protecting MERCK’s proprietary rights to said discovery or invention.
6. Upon request by MERCK, you shall immediately return to MERCK all INFORMATION, all notes which may have been made regarding the INFORMATION, and all copies thereof.

7. In the event that you are required by judicial or administrative process to disclose any or all of the INFORMATION, you shall promptly notify MERCK and allow MERCK a reasonable time to oppose such process before disclosing any INFORMATION.
8. No employment or partnership relationship between MERCK and you, whether express or implied, shall be created by this AGREEMENT.
9. This AGREEMENT and the obligations created herein shall be binding upon you and shall continue until the earlier of (i) the occurrence of the conditions set forth in Section 3 above or (ii) the longest period permitted by applicable law.
10. This AGREEMENT embodies the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces any and all prior understandings and arrangements, oral or written, relating to the INFORMATION.
11. This AGREEMENT shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey, without reference to any rules of conflict of laws.
12. The parties shall attempt to amicably resolve any dispute arising out of or relating to this AGREEMENT. In the event that said negotiations are not successful, the dispute shall be resolved through arbitration before one (1) arbitrator. Such arbitration shall take place in New Jersey and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the laws of the State of New Jersey without regard to the provisions thereof concerning conflict of laws. Within thirty (30) calendar days of either party making a demand for arbitration, parties shall agree on an arbitrator from the AAA panel of arbitrators. In the event that the parties shall fail to agree on the arbitrator within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. The determination of the arbitrator shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration. All other costs, including the arbitrator’s cost, shall also be split equally between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and order of enforcement, as the case may be. Notwithstanding the foregoing, you understand and agree that any use or disclosure of INFORMATION in violation of this AGREEMENT will cause MERCK irreparable harm without an adequate legal remedy and shall therefore entitle MERCK to injunctive relief from any court having jurisdiction.
13. If any provision of this AGREEMENT is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this AGREEMENT shall continue in full force and effect. The parties shall negotiate in good faith to substitute a valid, legal, and enforceable provision that reflects the intent of such invalid or unenforceable provision.
If the foregoing represents your understanding of the treatment by you of MERCK INFORMATION pursuant to your assignment to MERCK, please so indicate by signing and returning a copy of this letter and retaining a copy for your own files.
Acknowledged and agree to:

Employee

Signature

Name

Date

SCHEDULE A
FEE FOR SERVICES
MERCK will utilize a dedicated staff of 6.5 FTE’s and 1 Administrative Assistant from April 2006 through June 2006 and 4.5 FTE’s and 1 Administrative Assistant from July 2006 through March 2007. SUPPLIER will require all employees to work a 40 hour work week. Any hours billed beyond 40 hours must be authorized by MERCK personnel. Each employee’s hourly rate will be calculated as annual salary divided by 52 weeks/year, divided by 40 hours per week. Salaried employees are a baseline for the contract at 8 hours per work day, less vacation, sick or holiday. Regular cell deliveries will be scheduled Monday through Friday from 8:00AM to 5:00PM. Cell deliveries outside of this schedule can be provided with Merck’s approval on an overtime basis. Overtime is defined as hours worked outside of the regular cell delivery times. Overtime will be billed at the rate of 1.5X the normal hourly rate for that employee.

			Maximum Number of Cell
Number of Cell	Maximum Number of	Maximum Number of	Deliveries per Half Day
Culture Operators	Cell Lines Carried	Cell Lines in Screen	Period
4	16	8	8
5	20	10	10
6	24	12	12
Each Additional	4	2	2
DIRECT LABOR BILLING RATE = BHWR (1+DPEM+OVERHEAD MULTIPLIER+QUALITY AND SCHEDULE INCENTIVE+PERFORMANCE IN ASSAY INCENTIVE+PROFIT)

DPEM	0.25
OVERHEAD MULTIPLIER	1.0
QUALITY MULTIPLIER	0.20
PERFORMANCE MULTIPLIER	0.10
PROFIT MULTIPLIER	1.0
SUBTOTAL	2.55

DIRECT LABOR BILLING RATE	3.55
MERCK will cover all variable direct and freight in costs based on the project requirements on a monthly basis. MERCK will cover the following fixed pass through costs on a monthly basis or a percentage of the following fixed pass through costs if the facility is not dedicated to MERCK:
Lease, North Wales 418
Lease, North Wales 422
Equipment Leases
Utilities
Waste Removal
Equipment Maintenance
Commercial Insurance Package
Workers Compensation
SEE ATTACHED SAMPLE SCHEDULE A

SCHEDULE B
METRICS
A. Implementation of Incentive Program
SUPPLIER will submit monthly invoices incorporating maximum possible incentive amounts. In the event that CMT does not actually earn the maximum incentive, adjustments will be made to subsequent invoices to reflect the actual incentive earned for the period under consideration.
Merck and SUPPLIER will meet on a regular basis (at least quarterly) to review status of Incentive awards and discuss implementation of incentive program.
B. Quality and Schedule Incentive
This incentive will be assessed on a monthly basis
To obtain this incentive, SUPPLIER must meet the following for 100% of cell deliveries for screens and 95% for assay development during the month under consideration:
1.	Delivery +/-15 minutes of time requested. Delivery time agreed and confirmed in advance in writing (by email), the receipt of which has been acknowledged. Delivery request details (time, amount, contact person and location) need to be provided by 4:30PM Thursday the week before for small deliveries and two (2) weeks in advance for HTS scale-up. For the number (n) of FTEs supported by Merck, SUPPLIER will carry a maximum of nx4 cell lines. No more than nx2 lines will be in large scale screening mode at the same time. In addition, each FTE will be able to deliver cells a maximum of two times each half day period. Cell deliveries requiring the harvesting of cells from 30 triple-layer flasks will be counted as two deliveries for that half day period. SUPPLIER will provide notice of any cell delivery scheduling conflicts 48 hours in advance, and Merck will notify SUPPLIER of the resolution of this scheduling conflict within 12 hours of the notice by SUPPLIER to Merck.

2.	After-hours and weekend work requested by Merck can be provided. The hourly labor cost for such work will be increased 50% over the base hourly rate and subject to the same multiplier.

3.	>90% cell viability, assessed by trypan blue counts

4.	Cell volume delivered meets requested amount +/- 10% (small deliveries), +/- 5% for HTS scale

5.	Cell density +/- 20% requested amount

6.	No contamination. At time of delivery, one aliquot of prepared cells will be transferred to a tissue culture flask and placed in incubator at Merck as QC for contamination
SUPPLIER will provide documentation on cell viability, cell density and volume for each cell delivery. This documentation will be signed by the Merck scientist that placed the order with SUPPLIER. SUPPLIER to keep one copy of signed delivery sheet on file and forward one copy to Alison Rush at Merck. All documentation thereof furnished by SUPPLIER are and shall remain MERCK’s property. SUPPLIER may use them only for the SERVICES for which they are produced and shall not use them for any other purpose.
Monthly Quality and Schedule Performance summaries will be prepared by SUPPLIER and submitted to Alison Rush at Merck.
C. Performance in Assay Incentive
This incentive will be assessed on a quarterly basis
This incentive applies only to screening-scale deliveries (not small deliveries for assay development)
This incentive will be awarded based on Merck’s successful completion of cell based screens during the quarter under consideration. Determination that there may have been problems that were cell-performance related will be based solely on Merck’s assessment.
SUPPLIER will earn a percentage of the maximum possible incentive (increase of 0.1 to multiplier) based on the number of assays with performance issues, as shown below:

# of Assays with Performance Issues
During the Quarter Under Review	% of Max Incentive Earned
0	100
1	75
2	50
3	25
4	0

Merck will provide timely feedback to SUPPLIER on performance in assay issues.

SCHEDULE C
SCOPE OF SERVICES
1.	Receive Cell Lines Transferred From Merck

All cell lines transferred from Merck to SUPPLIER must be validated as Mycoplasma free using an independent testing company (Bionique M-250 test) using an indirect DNA-fluorochrome test and a direct Mycoplasma test. MERCK will continue to supply SUPPLIER with validated FBS and tissue culture antibiotics/selection reagents.

2.	Cell Banking
• Cell lines to be used for primary HTS will be banked at 30-40 frozen vials at greater than or equal to 10e7 cells/ml (1ml/vial)
• Cell lines which will only be used for follow-up screens will be banked at 10 to 20 frozen vials at greater than or equal to 10e7 cells/ml (1ml/vial).
• Cells that do not need to be passaged will not require cell banking. All frozen cell banks will be validated using a DNA fluorochrome test and an indirect test using an independent testing laboratory (Bionique M-250 test).
3.	Assay Development Scale Cell Deliveries

Grow and provide cells as per project requirements. Cells will be delivered in AB/MRL specified containers. Containers such as microplates, spinner flasks and other specialized containers will be provided by Merck.

4.	HTS Scale Cell Deliveries

Grow and provide cells as per project requirements. Cells will be delivered in AB/MRL specified containers. Containers such as microplates, spinner flasks and other specialized containers will be provided by Merck.

5.	Miscellaneous

Miscellaneous cell-culture related services as mutually defined and agreed by Merck and SUPPLIER. This may include but is not limited to Cell Banking.

SAMPLE SCHEDULE A
FEE FOR SERVICES

								Estimated
								Average
								Monthly
						Annual		Charges
Direct labor				Annual	Annual	Personal/Floating	Vacation, sick
		Month hrs.	Hourly rate	Holiday	Vacation	Sick	holiday

Dedicated	Zhong @ 50%	86.67	76.96	7.00	18.00	10.00	(1,795.77)	4,874.23
	Braccio	173.33	10.38	7.00	3.00	10.00	(138.46)	1,661.50
	Cong	173.33	43.27	7.00	20.00	10.00	(1,067.31)	6,432.69
	Gu	173.33	29.81	7.00	15.00	10.00	(635.90)	4,530.78
	Lehnoff	173.33	24.52	7.00	10.00	10.00	(441.35)	3,808.65
	Feng	173.33	33.65	7.00	5.00	10.00	(493.59)	5,339.73

								26,647.59

(hourly rate calculated as annual salary divided by 52 weeks/year, divided by 40 hours per week)
(salaried employees are a baseline for the contract at 8 hours per work day, less vacation, sick or holiday)
(Overtime rate calculated as 1.5X regular hourly rate)

DIRECT LABOR BILLING RATE = BHWR (1+DPEM+OVERHEAD MULTIPLIER+PROFIT MULTIPLIER)
DPEM =	0.25
Overhead Multiplier=	1
Quality Multiplier=	0.2
Performance Multiplier=	0.1
Profit Multiplier=	1
Subtotal	2.55

Direct Labor Billing Rate		3.55

Direct Labor Total=		94,598.96

Temporary Labor
Subcontractors/temp employees		—
Multiplied by subcontractor rate		0.30	—

Direct Costs
Direct purchases by project number		16,798
Direct purchases, general		9,557
Freight In		1,203

Lease, North Wales 418		1,672
Lease, North Wales 422		1,550
Equipment leases		3,549

Utilities		1,250
Sericycle waste removal		4,606
Equipment maintenance		1,200
Beckamn Coulter	8,845/yr	737
Ionics Life Sciences	4,120/yr	343
Micro-Clean Inc	4,563/yr	380
FEMTO Calibration	1,1000/yr	92
Chubb Package	3,698/yr	308
Workers compensation	4,908/yr	415

			43,660.66
     (actual expenses incurred from project, billed monthly on an accrual basis, subject to audit)

Grand Total	138,259.61

SAMPLE SCHEDULE A
FEE FOR SERVICES

								Estimated
								Average
								Monthly
						Annual		Charges
Direct labor				Annual	Annual	Personal/Floating	Vacation, sick
		Month hrs.	Hourly rate	Holiday	Vacation	Sick	holiday

Dedicated	Zhong @ 50%	86.67	76.96	7.00	18.00	10.00	(1,795.77)	4,874.23
	Braccio	173.33	10.38	7.00	3.00	10.00	(138.46)	1,661.54
	Cong	173.33	43.27	7.00	20.00	10.00	(1,067.31)	6,432.69
	Gu	173.33	29.81	7.00	15.00	10.00	(635.90)	4,530.78
	Scott	173.33	21.63	7.00	5.00	10.00	(317.31)	3,432.69
	Lehnoff	173.33	24.52	7.00	10.00	10.00	(441.35)	3,808.65
	Abdollahi	173.33	30.05	7.00	12.50	10.00	(590.95)	4,617.39
	Feng	173.33	33.65	7.00	5.00	10.00	(493.59)	5,339.73

								34,697.71

(hourly rate calculated as annual salary divided by 52 weeks/year, divided by 40 hours per week)
(salaried employees are a baseline for the contract at 8 hours per work day, less vacation, sick or holiday)
(Overtime rate calculated as 1.5X regular hourly rate)

DIRECT LABOR BILLING RATE = BHWR (1+DPEM+OVERHEAD MULTIPLIER+PROFIT MULTIPLIER)
DPEM =	0.25
Overhead Multiplier=	1
Quality Multiplier=	0.2
Performance Multiplier=	0.1
Profit Multiplier=	1
Subtotal	2.55
Direct Labor Billing Rate		3.55

Direct Labor Total=		123,176.88

Temporary Labor
Subcontractors/temp employees		—
Multiplied by subcontractor rate		0.30	—

Direct Costs

Direct purchases by project number		25,197
Direct purchases, general		14,336
Freight In		1,804

Lease, North Wales 418		1,672
Lease, North Wales 422		1,550
Equipment leases		3,549

Utilities		1,250
Sericycle waste removal		4,606
Equipment maintenance		1,200
Beckamn Coulter	8,845/yr	737
Ionics Life Sciences	4,120/yr	343
Micro-Clean Inc	4,563/yr	380
FEMTO Calibration	1,1000/yr	92
Chubb Package	3,698/yr	308
Workers compensation	4,908/yr	415

			57,439.74
     (actual expenses incurred from project, billed monthly on an accrual basis, subject to audit)

Grand Total	180,616.62